UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2009

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of American Biltrite Inc., dated August 17, 2009 and filed with the Securities and Exchange Commission on August 21, 2009 (the "Original Report"), is being filed to attach as an exhibit to the report a copy of the order of the United States District Court for the District of New Jersey referred to in the Original Report, which the Original Report indicated was attached as Exhibit 99.1 to the Original Report but was inadvertently not included in that Exhibit 99.1.  This Amendment No. 1 attaches a copy of that order as Exhibit 99.2 to this amended Current Report on Form 8-K and the disclosure included under Item 8.01 of the Original Report is repeated in its entirety in this Amendment No. 1, as revised to indicate that a copy of the order of the United States District Court for the District of New Jersey is attached as Exhibit 99.2 to this amended Current Report on Form 8-K.

Item 8.01.   Other Events.

On August 17, 2009, the United States District Court for the District of New Jersey (the "District Court") issued an opinion and order (collectively, the "DC Order") on the appeal of two orders previously issued by the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") in February 2009 in connection with the chapter 11 case of Congoleum Corporation ("Congoleum"), a majority-owned subsidiary of American Biltrite Inc. ("American Biltrite").  Those Bankruptcy Court orders had found the latest amended plan of reorganization for Congoleum (the "Amended Plan") to be unconfirmable and ordered the dismissal of Congoleum's chapter 11 case.  The DC Order reversed the Bankruptcy Court's order of dismissal and withdrew Congoleum's chapter 11 case from the Bankruptcy Court.  Pursuant to the DC Order, the District Court will assume authority over the remaining proceedings in Congoleum's chapter 11 case.  The DC Order also affirmed in part and reversed in part the Bankruptcy Court's order regarding the confirmability of the Amended Plan and provided for the parties to submit a new plan of reorganization for Congoleum to the District Court for confirmation, which plan is to address certain matters noted in DC Order.  The foregoing description of the DC Order is qualified in its entirety by the opinion and order issued by the District Court.  Copies of the District Court's opinion and order are attached as Exhibits 99.1 and 99.2, respectively.

On December 31, 2003, Congoleum filed a voluntary petition with the Bankruptcy Court (Case No. 03-51524) seeking relief under chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Warning About Forward-Looking Statements and Certain Risks

Some of the information presented in this Current Report on Form 8-K constitutes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions.  These forward-looking statements are based on American Biltrite's expectations, and American Biltrite's understanding of Congoleum's expectations, as of the date of this report, of future events, and American Biltrite undertakes no obligation to update any of these forward-looking statements except as required by the federal securities laws. Although American Biltrite believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations.  Readers are cautioned not to place undue reliance on any forward-looking statements.  Actual results could differ significantly as a result of various factors.  This report may imply that a plan of reorganization for Congoleum will be submitted to the District Court, that the District Court will confirm any such plan, and that the plan will become effective.  However, there can be no assurance that any plan that may be submitted to the District Court will receive the acceptances necessary for confirmation, that the conditions to any such plan will be satisfied or waived, that such plan will timely receive necessary court approvals, that such plan will be confirmed, that such plan, if confirmed, will become effective, or that Congoleum will have sufficient funds to pay for completion of legal proceedings with respect to its chapter 11 case, including continued litigation over any plan of reorganization and the state court insurance coverage litigation that Congoleum has been involved in with certain of its insurers.  Any plan of reorganization that may be proposed for Congoleum may contain terms substantially different from those contained in the most recent plan of reorganization that had been filed with the Bankruptcy Court (the "Amended Plan").

As disclosed in previous filings American Biltrite has made with the Securities and Exchange Commission, American Biltrite has certain management and commercial arrangements with Congoleum.  The Amended Plan included certain terms that would govern an intercompany settlement and ongoing intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum which would have been effective when the Amended Plan took effect and would have had a term of two years.  Those intercompany arrangements included the provision of management services by American Biltrite to reorganized Congoleum and other business relationships substantially consistent with their traditional relationships.  The Amended Plan provided that the final terms of the intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum would be memorialized in a new agreement to be entered into by reorganized Congoleum and American Biltrite in form and substance mutually agreeable to the official committee of bondholders, the official asbestos claimants' committee and American Biltrite.  The existing arrangements currently in effect among American Biltrite and its non-debtor subsidiaries and Congoleum expire on the earlier of (a) the effective date of a plan of reorganization for Congoleum, following a final order of confirmation, or (b) March 31, 2010, unless renewed.

There can be no assurance that American Biltrite, Congoleum and other applicable Congoleum constituencies will be able to reach agreement on the terms of any management services proposed to be provided by American Biltrite to reorganized Congoleum or any other proposed business relationships among American Biltrite and its affiliates and reorganized Congoleum.  Any plan of reorganization for Congoleum that may be confirmed may have terms that differ significantly from the terms contemplated by the Amended Plan, including with respect to any management services that may be provided by American Biltrite to reorganized Congoleum and American Biltrite's claims and interests and other business relationships with reorganized Congoleum.

In addition, in view of American Biltrite's relationships with Congoleum, American Biltrite could be affected by the litigation regarding Congoleum's chapter 11 case and Congoleum's negotiations regarding its pursuit of a plan or reorganization, and there can be no assurance as to what that impact might be.  In any event, the failure of Congoleum to obtain confirmation and consummation of a chapter 11 plan of reorganization would have a material adverse effect on Congoleum's business, results of operations or financial condition and could have a material adverse effect on American Biltrite's business, results of operations or financial condition.

Some additional factors that may cause actual results to differ from Congoleum's and American Biltrite's objectives for resolving asbestos liability include: (i) the future cost and timing of estimated asbestos liabilities and payments; (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, including insurance coverage and reimbursement for asbestos claimants under any plan of reorganization for Congoleum, which certain insurers have objected to in Bankruptcy Court and are litigating in New Jersey State Court; (iii) the costs relating to the execution and implementation of any plan of reorganization for Congoleum; (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge; (v) satisfaction of the conditions and obligations under American Biltrite's and Congoleum's outstanding debt instruments, and amendment or waiver of those outstanding debt instruments, as necessary, to permit Congoleum and American Biltrite to satisfy their obligations under any plan of reorganization for Congoleum; (vi) the response from time-to-time of the lenders, customers, suppliers, holders of Congoleum's senior notes and other creditors and constituencies to the chapter 11 process and related developments arising from the strategy to resolve asbestos liability; (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms; (viii) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan for Congoleum, and the court overruling any objections to that plan that may be filed; (ix) costs of, developments in, and the outcome of insurance coverage litigation pending in New Jersey State Court involving Congoleum and certain insurers; (x) the impact any adopted federal legislation addressing asbestos claims may have on American Biltrite's and Congoleum's businesses, results of operations or financial conditions; and (xi) compliance with the United States Bankruptcy Code, including section 524(g).

Other factors that could cause or contribute to actual results differing from its expectations include those factors discussed in American Biltrite's other filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its subsequent filings.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1
Opinion of the United States District Court for the District of New Jersey, dated August 17, 2009 (incorporated by reference to Exhibit 99.1 to American Biltrite Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2009)

99.2	Order of the United States District Court for the District of New Jersey, dated August 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2009	AMERICAN BILTRITE INC. By: /s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Opinion of the United States District Court for the District of New Jersey, dated August 17, 2009 (incorporated by reference to Exhibit 99.1 to American Biltrite Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2009)

99.2	Order of the United States District Court for the District of New Jersey, dated August 17, 2009